As filed with the Securities and Exchange Commission on May 9, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TomoTherapy Incorporated
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	3845 (Primary Standard Industrial Classification Code Number)	39-1914727 (I.R.S. Employer Identification Number)

1240 Deming Way
Madison, Wisconsin 53717
(608) 824-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen C. Hathaway.
Chief Financial Officer and Treasurer
1240 Deming Way
Madison, Wisconsin 53717
Telephone: (608) 824-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Gregory J. Lynch, Esq. Geoffrey R. Morgan, Esq. Michael Best & Friedrich LLP 100 East Wisconsin Avenue Suite 3300 Milwaukee, Wisconsin 53202 Telephone: (414) 225-2752 Facsimile: (414) 277-0656	Shawn Guse, Esq. Vice President, General Counsel and Secretary TomoTherapy Incorporated 1240 Deming Way Madison, Wisconsin 53717 Telephone: (608) 824-2800 Facsimile: (608) 824-2996	Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Telephone: (212) 819-8200 Facsimile: (212) 354-8113

Approximate date of commencement of the proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333- 140600

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Number of Shares to	Aggregate Offering	Aggregate Offering	Amount of
Securities to be Registered	be Registered(1)	Price per Share(2)	Price(2)	Registration Fee(3)
Common Stock, $0.01 par value	926,808	$19.00	$17,609,352	$541

(1)	Includes 120,888 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Based on the public offering price of $19.00 per share.

(3)	The Registrant previously registered an aggregate value of $213,828,125 of its common stock on a Registration Statement on Form S-1 (Reg. No. 333-140600) for which a filing fee of $21,921 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of securities which may be issued by us. This Registration Statement relates to the initial public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-140600), which we initially filed on February 12, 2007, as amended, and which was declared effective by the Securities and Exchange Commission on May 8, 2007. Pursuant to Rule 462(b) the contents of the Registration Statement on Form S-1 (File No. 333-140600), including the exhibits thereto, are hereby incorporated into this Registration Statement.

Certification

The Registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of May 9, 2007), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than May 9, 2007.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Michael Best & Friedrich LLP, counsel to the Registrant, as to the validity of our common stock (including consent)
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm
23.2	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)
23.3	Consent of Virchow Krause Valuation, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on the 8th day of May, 2007.

TomoTherapy Incorporated

By:	/s/ Frederick A. Robertson, M.D.
Frederick A. Robertson, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Frederick A. Robertson, M.D. Frederick A. Robertson, M.D.	Chief Executive Officer and Director (principal executive officer)	May 8, 2007

Paul J. Reckwerdt	President and Director	May 8, 2007

/s/ Stephen C. Hathaway Stephen C. Hathaway	Chief Financial Officer (principal financial and accounting officer)	May 8, 2007

T. Rockwell Mackie, Ph.D.	Director	May 8, 2007

/s/ Michael J. Cudahy Michael J. Cudahy	Director	May 8, 2007

/s/ John J. McDonough John J. McDonough	Director	May 8, 2007

/s/ John Neis John Neis	Director	May 8, 2007

Cary J. Nolan	Director	May 8, 2007

/s/ Carlos A. Perez, M.D. Carlos A. Perez, M.D.	Director	May 8, 2007

/s/ Sam R. Leno Sam R. Leno	Director	May 8, 2007

/s/ Frances S. Taylor Frances S. Taylor	Director	May 8, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Michael Best & Friedrich LLP, counsel to the Registrant, as to the validity of our common stock (including consent)
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm
23.2	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)
23.3	Consent of Virchow Krause Valuation, LLC